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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                  FORM 8-K/A

                            (AMENDMENT NUMBER ONE
                       TO FORM 8-K FILED JUNE 15, 2000)

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): June 15, 2000
                Date of Amendment Number One: 12 October, 2000


                          Circuit Research Labs, Inc.
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            (Exact name of registrant as specified in its charter)



Arizona                           0-11353                           86-0344671
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(State or other jurisdiction      (Commission                    (IRS Employer
of incorporation)                File Number)              Identification No.)
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                            2522 West Geneva Drive

                             Tempe, Arizona 85282
                             --------------------
              (Address of principal executive offices)(Zip Code)



                                (602) 438-0888
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                       (Registrant's telephone number)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

Item 5 of the Current Report on Form 8-K filed June 15, 2000 is amended to read as follows: Tempe, AZ and San Leandro, CA-June 15, 2000-Circuit Research Labs,
Inc. (CRL) ("OTC/BB":CRLI) announced today that it has finalized its acquisition of Orban from Harman International Industries, Inc. CRL and Orban will continue to operate from their current facilities and keep their separate brand identities but will operate together as the publicly traded company, Circuit
Research Labs, Inc.

CRL, located in Tempe, Arizona, with 12 employees and OVER $1 million in annual sales, produces and markets high- quality electronic audio processing, transmission encoding, and noise reduction equipment for the radio, television and pro audio markets. The Company was founded in 1974 by Gary Clarkson and the late Ron Jones. Clarkson sold his majority interest in CRL to Brentlinger in July 1999.

Orban, located in San Leandro, California with 75 employees and sales of $15M is known worldwide for its standard- setting line of OPTIMOD digital audio processors and also manufactures the Audicy digital audio workstation. Orban was founded in 1970 and was privately held by Robert Orban and the late John
Delantoni. It was sold in 1989 to the U.S. division of AKG Acoustics, which was acquired by Harman International in 1994.

The purchase price was $10.5 million, $2 million of which was paid in cash, the balance a combination of short term and long term seller financing. The purchase price was determined by arms length negotiations.

The $2 million cash was comprised of $598,386 cash from Circuit Research Labs, $965,800 raised through a private placement of Circuit Research Labs, Inc.
stock, $150,000 in stock options exercised by Charles Jayson Brentlinger, and $323,814 through a mortgage on Circuit Research Labs, Inc. Tempe, Arizona office building.

The debt consists of a $3.5M short term note to Harman International Industries, Inc. and a $5M long term note to Harman International Industries, Inc.

All required financial statements and exhibits shall be




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furnished in an amendment within 60 days in accordance with the provisions of
Item 601 of Regulation S-K.

This Form 8K contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Management's anticipation of future events is based upon assumptions regarding levels of competition, research and development results, raw material markets, the markets in which the Company operates, and stability of the regulatory environment. Any of these assumptions could prove inaccurate, and therefore there can be no assurance that the forward-looking information will prove to be accurate.

Attached as exhibits are copies of the documents by which the acquisition of the assets of Orban, Inc., was concluded. The acquisition documents included a promissory note, denominated the "Tranche B Note" for $3,500,000 which was payable in full on September 30, 2000. The due date of that note has been extended to November 30, 2000. A copy of the extension agreement is also attached as an exhibit.

ITEM 5.  OTHER EVENTS.

The material set forth in Item 5 of the Current Report on Form 8-K filed June
15, 2000 is now set forth in Item 2.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) The financial statements of the business acquired are in the process of preparation in accordance with Regulation S-X and will be submitted by further amendment to the Form 8-K filed June 15, 2000 when they are completed.

(b)  The following exhibits are attached:

Ex-10.1  Asset Sale Agreement between Orban, Inc. and CRL Systems, Inc., dated
May 31, 2000.
Ex-10.2 Guarantee and Collateral Agreement made by Circuit Research Labs, Inc., as Parent, and CRL Systems, Inc., as Borrower in favor of Orban, Inc., as Lender, dated as of May 31, 2000.
Ex-10.3  Credit Agreement between CRL Systems, Inc., as Borrower, and Orban,
Inc., as Lender, dated May 31, 2000.
Ex-4 Warrant to Orban, Inc., dated May 31, 2000, from Circuit Research Labs,
Inc., for the issuance of 500,000 shares at an exercise price of $4.50 per share.
Ex-10.4  Tranche A Note dated May 31, 2000 from CRL Systems, Inc., to Orban,
Inc., in the amount of $5,000,000.
Ex-10.5  Tranche B Note dated May 31, 2000 from CRL Systems, Inc., to Orban,
Inc., in the amount of $3,500,000.



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Ex-10.6  Agreement dated September 29, 2000, between CRL Systems, Inc., and
Harman Acquisition Corp., formerly known as Orban, Inc., by which, among other things, the due date of the Tranche B Note is extended to November 30, 2000.





                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CIRCUIT RESEARCH LABS, INC.




Date: October 12, 2000              By : /s/ Charles Jayson Brentlinger
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                                         Charles Jayson Brentlinger,
                                         President





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